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                                                                      EXHIBIT 15

August 1, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  ANSYS, Inc.

     Registration Statement on Form S-8 (Registration No. 333-8613) relating to the 1996 Stock Option and Grant Plan and the Employee Stock Purchase Plan


Commissioners:

We are aware that our report dated July 11, 2001 on our review of the interim financial information of ANSYS, Inc. (the "Company") as of and for the three-month and six-month periods ended June 30, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statement referred to above.


Very truly yours,

/s/ PricewaterhouseCoopers LLP
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